Exhibit 99.1

PRESS RELEASE

AUBURN NATIONAL BANCORPORATION, INC. DECLARES QUARTERLY DIVIDEND

AUBURN, Alabama, November 14, 2006 – The Board of Directors of Auburn National Bancorporation, Inc., today declared a fourth quarter $0.16 per share cash dividend, payable December 26, 2006 to shareholders of record as of December 8, 2006.

Auburn National Bancorporation, Inc. is the parent company of AuburnBank with total assets of approximately $636 million. The common stock of the company trades on the Nasdaq Capital Market under the symbol “AUBN.”

For additional information, contact E. L. Spencer, Jr. at (334) 821-9200.